EXHIBIT 99.1

Shengkai Innovations, Inc. Reports

Third Quarter FY 2010 Results

TIANJIN, CHINA, May 14, 2010 – Shengkai Innovations, Inc. (NYSE Amex: SHE) ("Shengkai Innovations" or the "Company"), a leading ceramic valve manufacturer with operations in the People's Republic of China (the "PRC"), today announced its financial results for the third quarter ended March 31, 2010.

Highlights for the Third Quarter FY2010 and Recent Developments

•	Net revenue was approximately $14.5 million, an increase of 45.8% from the third quarter of FY2009;

•	Gross profit was approximately $8.6 million, an increase of 38.6% from the third quarter of FY2009;

•	Net income was approximately $3.4 million, or $0.095 per diluted share;

•
Non-GAAP net income for the third quarter of 2009, after excluding non-cash share-based compensation expense of approximately $2.2 million, was approximately $5.6 million, or $0.156 per diluted share, an increase of 57.8% from net income of approximately $3.5 million, or $0.117 per fully diluted share in the third quarter of FY2009;

•
Newly awarded the status of “high technology” enterprise for the calendar years 2009 through 2011 to enjoy a preferential enterprise income tax rate of 15% starting from January 1, 2010 through December 31, 2011 and to receive 10% refund for the income taxes paid at the standard 25% tax rate for calendar year 2009;

•	New manufacturing facility in Tianjin is expected to be completed and begin formal production by the end of June 2010;

•	Approved to list on the NASDAQ Global Market

Mr. Chen Wang, Chairman and CEO of Shengkai Innovations commented, “We are excited to report another strong quarter evidenced by the strong sales of our severe service ceramic valve products. While we continue to grow our business in electric power industry, our efforts on penetrating into the petrochemical market segment started gathering momentum. Revenue from the petrochemical and chemical industries for this quarter more than doubled from the same period last year.”

“In response to the growing demand for our high-quality ceramic valve products, we are ramping up production capacity and improving production efficiency through increased automation. With the new manufacturing plant coming on line at the end of this June, we look forward to unlocking our current capacity bottleneck and increasing sales.” Mr. Wang concluded.

Third Quarter FY2010 Results

For the third quarter of FY2010, Shengkai Innovations’ net revenue was $ approximately 14.5 million, an increase of 45.8% from approximately $10.0 million for the third quarter of FY2009. The product output has increased due to increased equipment and shifts in operation, as well as improved ceramic production technology to shorten the production cycle of some kinds of the ceramic pieces.

During the third quarter of FY2010, 95.7% of revenue came from customers in the electric power, petrochemical and chemical industries. The electric power industry, as a significant market for Shengkai Innovations, accounted for 60.6% of total revenue for the three months ended March 31, 2010. Revenue from the electric power industry was approximately $8.8 million for the three months ended March 31, 2010, an increase of approximately $1.3 million or 17.3% from approximately $7.5 million for the comparable period in FY2009. The increase was primarily attributable to the broadening of our customer base and increased orders from existing customers.

Revenue from the petrochemical and chemical industries, our biggest potential market, was approximately $5.1 million for the three months ended March 31, 2010, an increase of approximately $2.9 million or 133.0% from approximately $2.2 million for the comparable period in FY2009. The increase was primarily due to our heightened efforts to develop our market in the petrochemical industry.

Revenue from other industries, including the aluminum and metallurgy industries, was approximately $0.6 million for the three months ended March 31, 2010, an increase of approximately $0.3 million or 119.2% from approximately $0.3 million for the comparable period in FY2009.

Gross profit for the three months ended March 31, 2010 was $8,625,993, an increase of $2,403,265 or 38.6% compared to $6,222,728 for the comparable period in fiscal 2009. The increase was primarily attributable to the revenue increase. The gross margin for the three months ended March 31, 2010 was 59.3%, compared to 62.4% for the comparable period in FY2009. The decrease was primarily attributable to several new large projects started in March 2009, which were set at a higher price for the initial stage and temporarily raised our overall gross margin in the 3rd quarter of FY2009.

Selling expenses for the three months ended March 31, 2010 was $1,403,775, as compared to $975,497 in the same period in FY2009. The major component of selling expenses was commission paid to agents for introducing new sales, which was approximately $1.2 million for the three months ended March 31, 2010, an increase of approximately $0.4 million from approximately $0.8 million for the three months ended March 31, 2009. Selling expenses as a percentage of total sales revenue slightly decreased to 9.7% for the three months ended March 31, 2010 from 9.8% for the comparable period in FY2009, primarily attributable to the revenue increase, as well as to the decrease in media advertisements incurred in the current period.

General and administrative (G&A) expenses for the three months ended March 31, 2010 were $3,103,415, compared to $728,078 for the comparable period in fiscal 2009. The increase was primarily attributable to the recognition of $2,159,429 share-based compensation costs on the options to independent directors and management issued on March 31, 2010 under the Company’s 2010 Incentive Stock Plan. The increase in G&A expenses was also attributed to the increase of research and development expenses, cash compensation to independent directors, compensation related to newly appointed management, costs of being a NYSE Amex listed company, and professional consulting fees for corporate internal controls system and U.S. securities regulations compliance. The amortization of intangible assets for the three months ended March 31, 2010 were $229,274, an increase of $37,793, compared to $191,481 for the comparable period in FY2009.

There was no interest expense for the three months ended March 31, 2010 or the comparable period in fiscal 2009. No short or long term loans were outstanding for the three months ended March 31, 2010 or the comparable period in FY2009.

Provision for income taxes for the three months ended March 31, 2010 was $977,763, a decrease of $188,441 or 16.2% from $1,166,204 for the comparable period in FY2009. Excluding the $2.2 million share-based compensation cost, income before taxes was approximately $6.5 million for the three months ended March 31, 2010 compared with approximately $4.7 million for the comparable period in FY2009. The decrease in provision for income taxes was attributable to the new preferential income tax rate in calendar 2010. In  April 2010, Shengkai, the Company’s operating subsidiary in Tianjin, China, was awarded the status of “high technology” enterprise for the calendar years 2009 through 2011. Hence Shengkai enjoys a preferential enterprise income tax rate of 15% starting from January 1, 2010 through December 31, 2011, and will receive a 10% refund for the income taxes paid at the standard 25% tax rate for calendar year 2009. The applicable income tax rate was 25% for the comparable period in FY2009.

After adjusting for the aforementioned $2.2 million in non-cash shared-based compensation costs as a result of stock options granted to independent directors and management staff, non-GAAP net income for the third quarter of FY2010 was approximately $5.6 million, a 57.8% increase from net income of approximately $3.5 million for the third quarter of FY2009. Diluted non-GAAP earnings per share were $0.156 for the quarter ended March 31, 2010, compared to diluted earnings per share of $0.117 for the quarter ended March 31, 2009. Please see the table below for a reconciliation of non-GAAP financial information to GAAP financial information.

Nine Months FY2010

Revenue for the first nine months of FY2010 was approximately $38.2 million, up 39.8% from revenue of $27.3 million for the first nine months of FY2009. Gross profit was approximately $22.8 million, up 37.7% from gross profit of approximately $16.6 million for the nine months of FY2009. Gross margin was 59.7%, compared to 60.6% for the first nine months of FY2009. Net income was approximately $11.6 million, or $0.347 per diluted share, compared to approximately $9.2 million, or $0.221 per diluted share, for the same period a year ago. After adjusting for the aforementioned $2.2 million in non-cash shared-based compensation costs, non-GAAP net income for the first nine months of FY2010 was approximately $13.7 million, a year-over-year increase of 49.8%, or $0.411 per diluted share.

Recent Developments

On May 11, 2010, Shengkai Innovations received approval to list its common stock on NASDAQ Global Market and will begin trading on Tuesday May 25, 2010. The Company will trade on NASDAQ under the ticker symbol "VALV."

Non GAAP Financial Measures

To supplement the Company's consolidated financial statements for the three and nine months ended March 31, 2010 and 2009 presented on a GAAP basis, the Company provided non-GAAP financial information in this release that exclude the impact of non-cash share-based compensation expense related to the stock options granted to independent directors and management staff. The Company's management believes that these non-GAAP measures, non-GAAP net income and non-GAAP diluted earnings per share, provide investors with a better understanding of how the results relate to the Company's current and historical performance. The additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies. Management believes that these non-GAAP financial measures are useful to investors because they exclude non-cash expenses that management excludes when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes that these non-GAAP measures reflect the essential operating activities of the Company. In addition, the provision of these non-GAAP measures allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded. A reconciliation of each non-GAAP measures to the nearest GAAP measure is shown in the table below.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2010 AND 2009

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Income From Operations	4,118,803	4,519,153	14,655,966	11,988,885
Add back (Deduct):
Non-Cash Share-based Compensation Expenses	2,159,429	-	2,159,429	-
Adjusted Income from Operations	6,278,232	4,519,153	16,815,395	11,988,885

Net Income (Loss)	3,391,893	3,519,050	11,585,419	9,177,928
Add back (Deduct):
Non-Cash Share-based Compensation
Expenses	2,159,429	-	2,159,429	-
Adjusted Net Income	5,551,322	3,519,050	13,744,848	9,177,928

Diluted EPS	0.095	0.117	0.347	0.221
Add back (Deduct):
Non-Cash Share-based Compensation
Expenses	0.061	-	0.065	-
Adjusted EPS	0.156	0.117	0.411	0.221

About Shengkai Innovations, Inc.

Shengkai Innovations is  engaged  in  the design, manufacture and sale of ceramic  valves, high-tech ceramic materials and the provision of technical consultation  and related services. The Company’s industrial valve products are used by companies in the electric power, petrochemical, metallurgy, and environmental protection industries as high-performance, more durable alternatives to traditional metal valves. The Company was founded in 1994 and is headquartered in Tianjin, the PRC.

The Company is one of the few ceramic valve manufacturers in the world with research and   development,  engineering,  and  production  capacity  for structural  ceramics  and  is  the  only valve manufacturer in China that is able to produce  large-sized  ceramic  valves  with  calibers  of  6”  or more. The Company’s product portfolio includes a broad range of valves that are sold throughout the PRC, to Europe, North America, United Arab Emirates, and other countries in the Asia-Pacific region. The Company has over 400 customers, and is the only ceramic valve supplier qualified to supply SINOPEC. The Company also became a member of the PetroChina supply network in 2006.

Safe Harbor Statements

Under  the Private Securities Litigation Reform Act of 1995: Any statements set forth  above  that  are  not  historical  facts  are  forward-looking statements  that  involve  risks  and uncertainties that could cause actual results  to differ materially from those in the forward-looking statements. Such  factors  include,  but  are  not limited to, the effect of political, economic,  and  market  conditions and geopolitical events, legislative and regulatory  changes,  the  Company’s  ability  to  expand  and  upgrade its production  capacity,  the actions and initiatives of current and potential competitors,  and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory  authorities. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Shengkai Innovations, Inc.
David Ming He
Chief Financial Officer
Tel:   +86 (22) 2858 8899
Email: ir@shengkai.com

Web site:   http://www.shengkaiinnovations.com

SOURCE  Shengkai Innovations, Inc.

Financial Tables Follow –

SHENGKAI INNOVATIONS, INC.
(F/K/A SOUTHERN SAUCE COMPANY, INC.)
CONSOLIDATED BALANCE SHEETS
AS AT MARCH 31, 2010 AND JUNE 30, 2009
(Stated in US Dollars) (Unaudited)

	31-Mar-10	30-Jun-09
ASSETS	(Unaudited)	(Audited)
Current assets
Cash and cash equivalents	$22,942,461	$38,988,958
Pledged deposits	3,062,264	940,488
Trade receivables	6,147,211	4,061,706
Notes receivable	277,205	292,193
Other receivables	57,061	22,979
Prepaid VAT	-	194,535
Advances to suppliers	12,684,349	328,785
Inventories	1,769,526	907,799

Total current assets	$46,940,077	$45,737,443
Plant and equipment, net	22,354,785	5,173,269
Intangible assets, net	8,668,998	9,342,322

TOTAL ASSETS	$77,963,860	$60,253,034

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$3,265,078	$984,561
Accounts payable	2,675,276	1,121,185
Advances from customers	892,620	242,986
Other payables	737,207	794,754
Accruals	91,186	131,581
Income tax payable	977,668	1,471,380

Total current liabilities	$8,639,035	$4,746,447

TOTAL LIABILITIES	$8,639,035	$4,746,447

Commitments and contingencies	$-	$-

SHENGKAI INNOVATIONS, INC.
(F/K/A SOUTHERN SAUCE COMPANY, INC.)
CONSOLIDATED BALANCE SHEETS (Continued)
AS AT MARCH 31, 2010 AND JUNE 30, 2009
(Stated in US Dollars) (Unaudited)

	31-Mar-10	30-Jun-09
	(Unaudited)	(Audited)
STOCKHOLDERS’ EQUITY
Preferred Stock – $0.001 par value
15,000,000 share authorized ;
6,987,368 and 7,887,368 issued
and outstanding as of March 31,
2010 and June 30, 2009 respectively.	$6,987	$7,887
Common stock - $0.001 par value
50,000,000 shares authorized;
23,012,500 and 22,112,500 shares
issued and outstanding as of March 31,
2010 and June 30, 2009 respectively.	23,013	22,113
Additional paid-in capital	32,826,060	30,666,631
Statutory reserves	7,081,706	4,693,020
Retained earnings	26,653,590	17,456,857
Accumulated other comprehensive
income	2,733,469	2,660,079

	$69,324,825	$55,506,587

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$77,963,860	$60,253,034

SHENGKAI INNOVATIONS, INC.
(F/K/A SOUTHERN SAUCE COMPANY, INC.)
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars) (Unaudited)

	Nine months ended March 31,		Three months ended March 31,
	2010	2009	2010	2009

Net revenues	$38,193,092	$27,315,359	$14,541,072	$9,975,305
Cost of sales	(15,397,096)	(10,764,238)	(5,915,079)	(3,752,577)

Gross profit	$22,795,996	$16,551,121	$8,625,993	$6,222,728
Operating expenses:
Selling	(3,521,765)	(2,731,973)	(1,403,775)	(975,497)
General and administrative	(4,618,265)	(1,830,263)	(3,103,415)	(728,078)

Operating income	$14,655,966	$11,988,885	$4,118,803	$4,519,153
Other income	224,357	77,265	208,762	69,949
Interest income	350,602	162,263	42,091	96,152

Income before income tax	$15,230,925	$12,228,413	$4,369,656	$4,685,254

Provision for Income taxes	(3,645,506)	(3,050,486)	(977,763)	(1,166,205)

Net income	$11,585,419	$9,177,927	$3,391,893	$3,519,049

Other Comprehensive Income - Foreign Currency Translation Adjustment	$23,725	$134,064	$(25,941)	$59,785

Total Comprehensive Income	$11,609,144	$9,311,991	$3,365,952	$3,578,834

Basic earnings per share	$0.513	$0.299	$0.148	$0.159

Diluted earnings per share	$0.347	$0.221	$0.095	$0.117

Basic weighted average share
outstanding	22,582,391	$22,112,500	22,985,833	$22,112,500

Diluted weighted average
share outstanding	33,404,014	$29,999,868	35,627,204	$29,999,868

SHENGKAI INNOVATIONS, INC.
(F/K/A SOUTHERN SAUCE COMPANY, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars) (Unaudited)

	Nine months ended March 31,
	2010	2009
Cash flows from operating activities
Net income	$11,585,419	$9,177,928
Depreciation	315,430	125,490
Amortization	687,675	573,995
Share-based compensation	2,159,429	-
Adjustments to reconcile net income to net
cash provided by operating activities:
Trade receivables	(2,079,840)	(1,139,996)
Notes receivable	15,356	8,758
Other receivables	(34,045)	1,122
Prepaid VAT	194,736	-
Deposits and prepaid expenses	-	2,551
Advances to suppliers	(438,387)	(812,803)
Inventories	(860,367)	(605,105)
Notes payable	2,278,721	1,470,853
Accounts payable	1,552,294	196,381
Advances from customers	649,170	560,207
Other payables	(58,544)	223,953
Accruals	(40,552)	(47,714)
Income tax payable	(495,466)	211,692
Net cash provided by operating activities	$15,431,029	$9,947,312

Cash flows from investing activities
Purchase of property, plant and equipment	$(17,486,268)	$(122,443)
Decrease/(increase) in advances to suppliers	(11,913,814)	-
Increase in restrictive cash	(2,120,563)	(536,674)
Payment of intangible assets	(2,625)	(1,894,339)
Net cash used in investing activities	$(31,523,270)	$(2,553,456)

Cash flows from financing activities
Proceeds from stock issued, net of transaction costs of $386,210	$-	$4,613,790
Net cash provided by financing activities	$-	$4,613,790

SHENGKAI INNOVATIONS, INC.
(F/K/A SOUTHERN SAUCE COMPANY, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE NINE MONTHS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars) (Unaudited)

	Nine months ended March 31,
	2010	2009

Net cash and cash equivalents (used) / sourced	$(16,092,241)	$12,007,646

Effect of foreign currency translation on cash
and cash equivalents	45,744	73,844

Cash and cash equivalents–beginning of the period	38,988,958	21,313,484

Cash and cash equivalents–end of the period	$22,942,461	$33,394,974

Supplementary cash flow information:

Interest received	$350,594	$162,750

Tax paid	$4,140,972	$2,838,793